UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K
                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934






  Date of Report (Date of earliest event reported): October 27, 2003
                                                  (October  17, 2003)


                               GORAN CAPITAL INC.
             (Exact name of registrant as specified in its charter)


Canada                        000-24366          Not  Applicable
(State  or  other            (Commission        (IRS  Employer
jurisdiction  of             File  Number)     Identification  No.)
incorporation)


                4720 Kingsway Drive, Indianapolis, Indiana 46205
                    (Address of principal executive offices)


       Registrant's telephone number, including area code: (317) 259-6400


                                 Not Applicable
          (Former name or former address, if changed since last report)

Item  3.       Receivership
               ------------

Symons International Group, Inc. (SIG), the 73.8% - owned subsidiary of Goran Capital Inc. ("the Company"), announced on October 27, 2003 that IGF Insurance Company and Pafco General Insurance Company, the Indiana domiciled insurance company subsidiaries, have consented to Orders of Rehabilitation of the companies, respectively. Under the October 17, 2003 orders entered by the Marion County Circuit Court in the State of Indiana, the Indiana Insurance Commissioner will act as rehabilitator of the companies.

IGF Insurance Company's operations have been in run off since the June 6, 2001 sale of its crop operations to Acceptance Insurance Companies Inc. The Company expects Pafco General Insurance Company to continue to write new and renewal busines while in rehabilitation, and the rehabilitation should not affect the handling of claims or policy processing.



                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Dated:  October  27,  2003                         GORAN  CAPITAL  INC.

                                            By:  s/  Douglas  H.  Symons
                                                 -----------------------
                               President  and  Chief  Executive  Officer